UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015 (June 8, 2015)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2015, Helix Q7000 Vessel Holdings S.à r.l. (“Helix Q7000”), an indirect wholly-owned subsidiary of Helix Energy Solutions Group, Inc., and Jurong Shipyard Pte Ltd (“Jurong Shipyard”), a subsidiary of Sembcorp Marine Ltd., entered into Amendment No. 1 (the “First Amendment”) to the Construction Contract dated September 11, 2013 for the construction in Singapore of Helix’s Q7000, which is a newbuild semisubmersible well intervention vessel.

The First Amendment delays scheduled delivery of the Q7000 from mid-2016 until July 30, 2017. Twenty percent of the contract price was paid upon the execution of the contract in September 2013. Prior to the First Amendment, the remaining 80% of the contract price was to be paid on the original delivery date in mid-2016. Pursuant to the First Amendment, the remaining 80% will now be paid in two installments, with 20% on June 25, 2016 and 60% upon delivery of the vessel, which is scheduled for July 2017.

In addition, (i) Jurong Shipyard’s prolongation costs of $2.0 million, (ii) vendors’ prolongation costs equal to the lesser of actual costs and $4.0 million, and (iii) a delay fee of $8.5 million are payable by Helix Q7000.

The description of the First Amendment contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the First Amendment is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

10.1	Amendment No. 1, dated as of June 8, 2015, to Construction Contract between Helix Q7000 Vessel Holdings S.à r.l. and Jurong Shipyard Pte Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 11, 2015

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel

Index to Exhibits

Number	Description

10.1	Amendment No. 1, dated as of June 8, 2015, to Construction Contract between Helix Q7000 Vessel Holdings S.à r.l. and Jurong Shipyard Pte Ltd.